UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2020

MONDELĒZ INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

905 West Fulton Market, Suite 200, Chicago, Illinois 60607

(Address of principal executive offices, including zip code)

(847) 943-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Tile of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, no par value	MDLZ	The Nasdaq Global Select Market
2.375% Notes due 2021	MDLZ21	The Nasdaq Stock Market LLC
1.000% Notes due 2022	MDLZ22	The Nasdaq Stock Market LLC
1.625% Notes due 2023	MDLZ23	The Nasdaq Stock Market LLC
1.625% Notes due 2027	MDLZ27	The Nasdaq Stock Market LLC
2.375% Notes due 2035	MDLZ35	The Nasdaq Stock Market LLC
4.500% Notes due 2035	MDLZ35A	The Nasdaq Stock Market LLC
3.875% Notes due 2045	MDLZ45	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 19, 2020, JDE Peet’s B.V. (renamed JDE Peet’s N.V. immediately prior to Settlement (as defined below), “JDE Peet’s”) announced its intention to launch an offering of its ordinary shares (“ordinary shares”) (the “offering”) and to apply for admission to listing and trading of all of its ordinary shares on Euronext Amsterdam, a regulated market operated by Euronext Amsterdam N.V. (the “admission”). On May 26, 2020, JDE Peet’s published a prospectus in connection with the offering and the admission. On May 29, 2020, JDE Peet’s announced the final pricing terms of the offering, and JDE Peet’s and the selling shareholders, including us, agreed to sell at a price of €31.50 per ordinary share a total of 71,428,571 ordinary shares, or 82,142,856 ordinary shares if an option granted to the stabilization manager (on behalf of the underwriters) to cover for over-allotments of ordinary shares in the offering (“over-allotment option”) is exercised in full. The ordinary shares were listed and first traded on May 29, 2020 (the “First Trading Date”), and payment for, and delivery of, the ordinary shares sold in the offering took place on June 2, 2020 (“Settlement”).

Prior to Settlement, we exchanged our ownership interest in Jacobs Douwe Egberts B.V. (“JDE”) for an equity interest in JDE Peet’s. We did not invest new capital in connection with the transaction. We exchanged our 26.4% interest in JDE for a 26.5% interest in JDE Peet’s. We sold 9,661,835 of our ordinary shares in JDE Peet’s to buyers in the offering for gross proceeds of €304,347,802.50. We have granted the stabilization manager (on behalf of the underwriters) an over-allotment option requiring us to sell up to another 1,449,275 of our ordinary shares in JDE Peet’s. Following Settlement, we will hold between 22.9% and 23.4% of JDE Peet’s depending upon the exercise of the over-allotment option. We have agreed not to sell or otherwise dispose of our remaining ordinary shares in JDE Peet’s for a period of 180 days following Settlement, subject to customary exceptions.

Investor Rights Agreement

In connection with the transaction, Mondelez Coffee HoldCo B.V., a subsidiary of Mondelēz International, Inc., entered into an agreement that governs our rights and obligations as a shareholder in JDE Peet’s (the “Investor Rights Agreement”). The Investor Rights Agreement became effective on the First Trading Date. It provides that we have the right to designate for nomination two non-executive directors to the JDE Peet’s board. If our equity interest declines to less than 8%, we have the right to designate for nomination only one non-executive director to the JDE Peet’s board. If our interest declines to less than 5%, we do not have the right to designate for nomination a non-executive director.

The foregoing description of the Investor Rights Agreement is qualified in its entirety by the complete terms and conditions of the Investor Rights Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.

JDE Shareholders’ Agreement

In connection with the transaction, Mondelez Coffee HoldCo B.V. entered into a letter agreement amending and terminating the shareholders’ agreement that it previously entered into with Delta Charger HoldCo B.V., JDE Minority Holdings B.V. and JDE in relation to JDE (the “JDE Shareholders’ Agreement”). This letter agreement amends the JDE Shareholders’ Agreement by removing from the definition of surviving provisions certain covenants relating to non-competition and non-solicitation, and terminates the JDE Shareholders’ Agreement in accordance with its terms.

The foregoing description of the letter agreement is qualified in its entirety by reference to the complete terms and conditions of the letter agreement, which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Item 8.01.	Other Events.

On May 29, 2020, we issued a press release relating to our sale of JDE Peet’s shares in the offering. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is being filed in accordance with Rule 135(c) under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

10.1	Investor Rights Agreement between Acorn Holdings B.V., Mondelez Coffee HoldCo B.V. and JDE Peet’s B.V., dated May 25, 2020.

10.2	Letter agreement between Mondelez Coffee HoldCo B.V., Acorn Holdings B.V., Delta Charger HoldCo B.V., JDE Minority Holdings B.V. and Jacobs Douwe Egberts B.V., dated May 30, 2020.

99.1	Mondelēz International, Inc. Press Release, dated May 29, 2020.

104	The cover page from Mondelēz International, Inc.’s Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDELĒZ INTERNATIONAL, INC.

By:	/s/ Ellen M. Smith
Name:	Ellen M. Smith
Title:	Senior Vice President & Chief Counsel, Chief Compliance Officer and Corporate Secretary

Date: June 2, 2020